Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Feb. 16, 2012	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	704-382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Results Exceed 2011 Earnings Guidance Range

•	Company achieves adjusted diluted earnings per share (EPS) of $1.46 in 2011, compared to $1.43 in 2010; reported diluted EPS $1.28 for 2011, compared to $1.00 in 2010

•	Fourth quarter 2011 adjusted diluted EPS of 24 cents, compared with 21 cents for the fourth quarter 2010; fourth quarter 2011 reported diluted EPS of 22 cents, compared to 32 cents in 2010

•	Company establishes 2012 adjusted diluted EPS guidance range of $1.40 to $1.45

CHARLOTTE, N.C. – Duke Energy today posted full-year adjusted diluted EPS of $1.46, exceeding the company’s 2010 earnings of $1.43 and its increased 2011 guidance range of $1.40 to $1.45.

In 2011, earnings from the company’s ongoing modernization program and favorable results from its International business unit helped mitigate the impact of significantly less favorable weather, higher operating and maintenance costs, including significant storm restoration costs, and the annualized effect of customer switching in Ohio.

Duke Energy’s full-year reported diluted EPS was $1.28 for 2011, compared to $1.00 in 2010.

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Fourth quarter 2011 adjusted diluted EPS was 24 cents, compared to 21 cents for fourth quarter 2010. Fourth quarter 2011 reported diluted EPS was 22 cents, compared to 32 cents for fourth quarter 2010.

“2011 was a year of accomplishments for Duke Energy,” said Jim Rogers, chairman, president and chief executive officer. “Some of the highlights include:

•	Achieving the company’s best safety performance in its history;

•	exceeding our adjusted EPS objectives for the year;

•	continuing to increase the quarterly per share dividend payment to shareholders;

•	receiving approval from the Public Utilities Commission of Ohio (PUCO) for a new Electric Security Plan (ESP) that balances the interests of customers, the state and the company’s investors;

•

reaching settlements in our North Carolina and South Carolina rate cases that were approved, respectively, by the North Carolina Utilities Commission and the Public Service Commission of South Carolina;

•	bringing the first of four fleet modernization projects — Buck Combined Cycle Station — online on time and on budget;

•	finishing the year with a 92.95 percent capacity factor for our regulated nuclear fleet, the 12th consecutive year the fleet has been above 90 percent; and

•	generating record annual volumes by our non-regulated Midwest gas-fired fleet for the third consecutive year.

“Our employees’ efforts established a strong foundation upon which to build,” he added. “We expect to complete our remaining fleet modernization projects in North Carolina and Indiana in 2012, which will better position the company to meet its customers’ future energy needs in a more efficient and environmentally responsible manner. Also, we will continue to pursue regulatory approvals for our pending merger with Progress Energy.”

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The company has established its 2012 adjusted diluted EPS guidance range at $1.40 to $1.45. This range does not contemplate the effects of the proposed Progress Energy merger. Duke Energy remains well-positioned to achieve its long-term adjusted diluted EPS compound annual growth rate of 4 to 6 percent off of a 2009 base.

Special items affecting Duke Energy’s adjusted diluted EPS for fourth quarter 2010 and fourth quarter 2011 include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2011 EPS Impact	4Q2010 EPS Impact
Fourth Quarter 2011
• Costs to Achieve, Progress Merger	$(39)	$11	$(0.02)	—
• Mark-to-market impact of economic hedges	$2	$(1)	—	—

Fourth Quarter 2010
• Costs to Achieve, Cinergy Merger	$(6)	$2	—	—
• Voluntary Opportunity Plan/Office Consolidation	$(8)	$3	—	$(0.01)
• Asset Sales	$248	$(94)	—	$0.12
• Mark-to-market impact of economic hedges	$4	$(2)	—	—

Total diluted EPS impact			$(0.02)	$0.11

Reconciliation of reported to adjusted diluted EPS for the quarters:

	4Q2011 EPS	4Q2010 EPS
Diluted EPS, as reported	$0.22	$0.32
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.02	$(0.11)

Diluted EPS, adjusted	$0.24	$0.21

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Reconciliation of reported to adjusted diluted EPS for the annual periods:

	2011 EPS	2010 EPS
Diluted EPS, as reported	$1.28	$1.00
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.18	$0.43

Diluted EPS, adjusted	$1.46	$1.43

BUSINESS UNIT RESULTS

Below is a discussion of fourth-quarter and year-to-date results on an adjusted basis, which is a non-GAAP financial measure. The tables on pages 22 through 26 present a reconciliation of reported results to adjusted results.

U.S. Franchised Electric and Gas (USFE&G)

USFE&G recognized fourth-quarter 2011 adjusted segment EBIT of $552 million, compared to $605 million in the fourth quarter 2010.

USFE&G’s quarterly results decreased primarily due to unfavorable weather, partially offset by higher earnings from Duke Energy’s investments in its ongoing modernization program and a favorable revenue true-up following a North Carolina regulatory ruling related to the company’s energy efficiency programs.

Full-year 2011 adjusted segment EBIT for USFE&G was $2,826 million, compared to $2,966 million in 2010.

The decrease in full-year 2011 results was primarily driven by less favorable weather as well as planned increases in operation and maintenance costs and increased storm restoration costs. These decreases were partially offset by investments related to the ongoing construction program.

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Commercial Power

Commercial Power recognized fourth-quarter 2011 adjusted segment EBIT of $6 million, compared to $54 million in the fourth quarter 2010.

Commercial Power’s quarterly results decreased primarily due to fees of $35 million related to exiting the Midwest Independent System Operator (MISO) effective at the end of 2011 and the annualized effect of 2010 customer switching in Ohio, which stabilized in the latter half of 2010. Additionally, results from the Midwest gas-fired generating fleet decreased primarily driven by lower PJM capacity revenues and higher operation and maintenance costs from planned outages, partially offset by higher margins on wholesale transactions.

Full-year 2011 adjusted segment EBIT for Commercial Power was $305 million, compared to $398 million in 2010.

The decrease in full-year results was primarily due to the annualized effect of 2010 customer switching in Ohio, which remained stable throughout 2011, and fees related to exiting MISO. These results were partially offset by higher base generation rates in Ohio, favorable wholesale coal margins, and favorable results from the Midwest gas-fired generating fleet.

International Energy

International Energy recognized fourth-quarter 2011 adjusted segment EBIT of $152 million, compared to $110 million in the fourth quarter 2010.

International Energy’s results for the quarter were driven primarily by favorable volumes and pricing in Brazil, higher pricing at National Methanol, and higher capacity revenues in Peru. These drivers were partially offset by slightly unfavorable average foreign exchange rates.

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Full-year 2011 adjusted segment EBIT for International Energy was $679 million, compared to $486 million in 2010.

The increase in full-year results was primarily due to higher average contract prices and favorable foreign exchange rates in Brazil, favorable hydrology in Central America, increased earnings from International Energy’s investment in National Methanol, and a favorable arbitration award in Peru during 2011.

Other

On an adjusted basis, Other primarily includes corporate governance expenses and results from Duke Energy’s captive insurance company.

Other recognized fourth-quarter 2011 adjusted net expense of $46 million, compared to $121 million in the fourth quarter 2010.

The decrease in adjusted net expense from Other was primarily due to the prior year $40 million donation to the Duke Energy Foundation, which supports the local communities we serve, and lower corporate governance costs in the fourth quarter 2011.

Full-year 2011 adjusted net expense for Other was $193 million, compared to $278 million in 2010.

The decrease in adjusted net expense for the year was primarily due to the prior year donations of $56 million to the Duke Energy Foundation and lower corporate governance costs.

INTEREST EXPENSE

Fourth quarter 2011 interest expense was $224 million compared to $216 million in the

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fourth quarter 2010. Full-year 2011 interest expense was $859 million, compared to $840 million for 2010.

The increase in interest expense for both the fourth quarter and full-year 2011 was primarily due to higher debt balances, resulting from financing the company’s ongoing construction program.

INCOME TAX

Adjusted income tax expense in fourth quarter 2011 was $129 million, compared to $156 million in fourth quarter 2010. Full-year 2011 adjusted income tax expense was $884 million, compared to $929 million in 2010.

The adjusted effective tax rate for full-year 2011 was approximately 31 percent, compared to approximately 33 percent in 2010. The adjusted effective tax rate for 2010 reflects the effect of a charge due to a change in the tax treatment of the Medicare Part D subsidy that was part of health care reform legislation as well as state tax rate adjustments.

ANALYST CONFERENCE CALL

An earnings conference call for investors and analysts is scheduled for 10 a.m. ET Thursday, Feb. 16. In addition to discussing fourth quarter and year-end 2011 earnings, the company will provide its stand-alone 2012 adjusted diluted earnings per share guidance range. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-428-9506 in the United States or 719-325-2223 outside the United States. The confirmation code is 9104086. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until midnight ET, Feb. 25, 2012, by

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calling 888-203-1112 in the United States or 719-457-0820 outside the United States, and using the code 9104086. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of

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the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, including the forecasted range of growth of 4%-6% in adjusted diluted EPS (on a compound annual growth rate basis) from a base of adjusted diluted EPS for 2009 of $1.22, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation

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of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 12 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as

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“anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the impact on Duke Energy’s facilities and business from a terrorist attack; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and

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retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the expected timing and likelihood of completion of the proposed merger with Progress Energy, Inc. (Progress Energy), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management’s time and attention from Duke Energy’s ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that the proposed merger with Progress Energy is terminated prior to completion and results in significant transaction costs to Duke Energy; and the ability to successfully complete merger, acquisition or divestiture plans.

These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events described in the

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forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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December 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share amounts and where noted)	2011	2010	2011	2010
Common Stock Data
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.22	$0.32	$1.28	$1.00
Diluted	$0.22	$0.32	$1.28	$1.00
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.22	$0.32	$1.28	$1.00
Diluted	$0.22	$0.32	$1.28	$1.00
Dividends Declared Per Share	$0.25	$0.245	$0.99	$0.97
Weighted-Average Shares Outstanding
Basic	1,334	1,326	1,332	1,318
Diluted	1,335	1,327	1,333	1,319

INCOME
Operating Revenues	$3,368	$3,445	$14,529	$14,272

Total Reportable Segment EBIT	712	773	3,508	3,223
Other EBIT	(85)	113	(261)	(255)
Interest Expense	(224)	(216)	(859)	(840)
Interest Income and Other (a)	6	4	77	82
Income Tax Expense from Continuing Operations	(119)	(247)	(752)	(890)
Income from Discontinued Operations, net of tax	—	2	1	3

Net Income	290	429	1,714	1,323
Less: Net Income Attributable to Noncontrolling Interests	2	2	8	3

Net Income Attributable to Duke Energy Corporation	$288	$427	$1,706	$1,320

CAPITALIZATION
Total Common Equity			52%	55%
Total Debt			48%	45%

Total Debt			$21,000	$18,426
Book Value Per Share			$17.12	$17.05
Actual Shares Outstanding			1,336	1,329
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,061	$1,043	$3,717	$3,891
Commercial Power	268	125	492	525
International Energy	18	71	114	181
Other	41	74	141	258

Total Capital and Investment Expenditures	$1,388	$1,313	$4,464	$4,855

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas (b)	$552	$605	$2,604	$2,966
Commercial Power (c)	8	58	225	(229)
International Energy	152	110	679	486

Total Reportable Segment EBIT	712	773	3,508	3,223
Other EBIT (d)	(85)	113	(261)	(255)
Interest Expense	(224)	(216)	(859)	(840)
Interest Income and Other (a)	6	4	77	82

Income from Continuing Operations Before Income Taxes	$409	$674	$2,465	$2,210

(a)	Other within Interest Income and Other includes foreign currency remeasurement gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes a pre-tax impairment of $222 million in the third quarter of 2011 and a $44 million pre-tax charge in the third quarter of 2010 related to the Edwardsport IGCC project.
(c)	Includes non-cash impairment charges of $79 million in the third quarter of 2011 related to an impairment of emission allowances due to the Cross State Air Pollution Rule, $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets.
(d)	The fourth quarter of 2010 includes a $139 million gain from the sale of a 50% ownership interest in DukeNet Communications, LLC, a $109 million gain from the sale of Q-Comm Corporation, and a $40 million contribution to the Duke Energy Foundation. The twelve months ended December 31, 2010 also includes costs of $172 million associated with the 2010 voluntary severance plan and office consolidation.

December 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except where noted)	2011	2010	2011	2010
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,461	$2,555	$10,619	$10,597
Operating Expenses (a)	1,981	2,012	8,286	7,887
(Losses) Gains on Sales of Other Assets and Other, net	—	(1)	2	5
Other Income and Expenses, net	72	63	269	251

EBIT	$552	$605	$2,604	$2,966

Depreciation and Amortization	$351	$353	$1,383	$1,386

Duke Energy Carolinas GWh sales	18,501	20,009	82,127	85,441
Duke Energy Midwest GWh sales	13,288	14,222	58,104	60,418
Net Proportional MW Capacity in Operation			27,397	26,869

COMMERCIAL POWER
Operating Revenues	$565	$592	$2,491	$2,448
Operating Expenses (b)	552	544	2,275	2,710
Gains on Sales of Other Assets and Other, net	—	2	15	6
Other Income and Expenses, net	(4)	9	7	35
Expense Attributable to Noncontrolling Interests	1	1	13	8

EBIT	$8	$58	$225	$(229)

Depreciation and Amortization	$57	$58	$230	$225

Sales, GWh	10,825	10,516	43,457	38,103
Actual Plant Production, GWh	8,349	8,023	32,531	28,754
Net Proportional MW Capacity in Operation			8,325	8,272

INTERNATIONAL ENERGY
Operating Revenues	$353	$285	$1,467	$1,204
Operating Expenses	231	201	938	806
Losses on Sales of Other Assets and Other, net	(1)	(2)	(1)	(3)
Other Income and Expenses, net	36	28	174	110
Expense Attributable to Noncontrolling Interests	5	—	23	19

EBIT	$152	$110	$679	$486

Depreciation and Amortization	$24	$23	$90	$86

Sales, GWh	5,021	4,346	18,889	19,504
Proportional MW Capacity in Operation			4,277	4,203

OTHER
Operating Revenues	$10	$36	$44	$118
Operating Expenses (c)	108	174	354	656
(Losses) Gains on Sales of Other Assets and Other, net (d)	(2)	145	(8)	145
Other Income and Expenses, net (e)	12	107	42	129
(Benefit) Expense Attributable to Noncontrolling Interests	(3)	1	(15)	(9)

EBIT	$(85)	$113	$(261)	$(255)

Depreciation and Amortization	$28	$23	$103	$89

(a)	Includes a pre-tax impairment charge of $222 million in the third quarter of 2011 and a $44 million pre-tax charge in the third quarter of 2010 related to the Edwardsport IGCC project.
(b)	Includes non-cash impairment charges of $79 million in the third quarter of 2011 related to an impairment of emission allowances due to the Cross State Air Pollution Rule, $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets.
(c)	Includes costs of $172 million for the twelve months ended December 31, 2010 associated with the 2010 voluntary severance plan and office consolidation, and a $40 million contribution to the Duke Energy Foundation in the fourth quarter of 2010.
(d)	Includes a $139 million gain from the sale of a 50% ownership interest in DukeNet Communications, LLC in the fourth quarter of 2010.
(e)	Includes a $109 million gain from the sale of Q-Comm Corporation in the fourth quarter of 2010.

DUKE ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended December 31,
	2011	2010	2009
Operating Revenues
Regulated electric	$10,589	$10,723	$10,033
Non-regulated electric, natural gas, and other	3,383	2,930	2,050
Regulated natural gas	557	619	648

Total operating revenues	14,529	14,272	12,731

Operating Expenses
Fuel used in electric generation and purchased power - regulated	3,309	3,345	3,246
Fuel used in electric generation and purchased power - non-regulated	1,488	1,199	765
Cost of natural gas and coal sold	348	381	433
Operation, maintenance and other	3,770	3,825	3,313
Depreciation and amortization	1,806	1,786	1,656
Property and other taxes	704	702	685
Goodwill and other impairment charges	335	726	420

Total operating expenses	11,760	11,964	10,518

Gains on Sales of Other Assets and Other, net	8	153	36

Operating Income	2,777	2,461	2,249

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	160	116	70
Gains (losses) on sales of unconsolidated affiliates	11	103	(21)
Other income and expenses, net	376	370	284

Total other income and expenses	547	589	333

Interest Expense	859	840	751

Income From Continuing Operations Before Income Taxes	2,465	2,210	1,831
Income Tax Expense from Continuing Operations	752	890	758

Income From Continuing Operations	1,713	1,320	1,073
Income From Discontinued Operations, net of tax	1	3	12

Net Income	1,714	1,323	1,085
Less: Net Income Attributable to Noncontrolling Interests	8	3	10

Net Income Attributable to Duke Energy Corporation	$1,706	$1,320	$1,075

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.28	$1.00	$0.82
Diluted	$1.28	$1.00	$0.82
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$0.01
Diluted	$—	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$1.28	$1.00	$0.83
Diluted	$1.28	$1.00	$0.83
Dividends declared per share	$0.99	$0.97	$0.94
Weighted-average shares outstanding
Basic	1,332	1,318	1,293
Diluted	1,333	1,319	1,294

DUKE ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$2,110	$1,670
Short-term investments	190	—
Receivables (net of allowance for doubtful accounts of $35 at December 31, 2011 and $34 at December 31, 2010)	784	764
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $40 at December 31, 2011 and $34 at December 31, 2010)	1,157	1,302
Inventory	1,588	1,318
Other	1,051	1,169

Total current assets	6,880	6,223

Investments and Other Assets
Investments in equity method unconsolidated affiliates	460	444
Nuclear decommissioning trust funds	2,060	2,014
Goodwill	3,849	3,858
Intangibles, net	363	467
Notes receivable	62	42
Restricted other assets of variable interest entities	135	139
Other	2,231	2,291

Total investments and other assets	9,160	9,255

Property, Plant and Equipment
Cost	60,537	57,597
Cost, variable interest entities	913	942
Less accumulated depreciation and amortization	18,789	18,195

Net property, plant and equipment	42,661	40,344

Regulatory Assets and Deferred Debits
Regulatory assets	3,672	3,135
Other	153	133

Total regulatory assets and deferred debits	3,825	3,268

Total Assets	$62,526	$59,090

DUKE ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions, except per-share amounts)

	December 31,
	2011	2010
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,433	$1,387
Notes payable and commercial paper	154	—
Non-recourse notes payable of variable interest entities	273	216
Taxes accrued	431	412
Interest accrued	252	237
Current maturities of long-term debt	1,894	275
Other	1,091	1,370

Total current liabilities	5,528	3,897

Long-term Debt	17,730	16,959

Non-recourse Long-term Debt of Variable Interest Entities	949	976

Deferred Credits and Other Liabilities
Deferred income taxes	7,581	6,978
Investment tax credits	384	359
Accrued pension and other post-retirement benefit costs	856	944
Asset retirement obligations	1,935	1,816
Regulatory liabilities	2,919	2,876
Other	1,779	1,632

Total deferred credits and other liabilities	15,454	14,605

Commitments and Contingencies
Equity
Common Stock, $0.001 par value, 2 billion shares authorized; 1,336 million and 1,329 million shares outstanding at December 31, 2011 and December 31, 2010, respectively	1	1
Additional paid-in capital	21,132	21,023
Retained earnings	1,873	1,496
Accumulated other comprehensive (loss) income	(234)	2

Total Duke Energy Corporation shareholders’ equity	22,772	22,522
Noncontrolling interests	93	131

Total equity	22,865	22,653

Total Liabilities and Equity	$62,526	$59,090

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,714	$1,323
Adjustments to reconcile net income to net cash provided by operating activities:	1,958	3,188

Net cash provided by operating activities	3,672	4,511

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(4,434)	(4,423)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,202	40

Net increase in cash and cash equivalents	440	128
Cash and cash equivalents at beginning of period	1,670	1,542

Cash and cash equivalents at end of period	$2,110	$1,670

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2011

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Inc.(Dec.)	2011	2010	% Inc.(Dec.)

GWH Sales
Residential	5,631	6,330	(11.0%)	28,323	30,049	(5.7%)
General Service	6,357	6,514	(2.4%)	27,593	27,968	(1.3%)
Industrial (including Textile)	5,001	5,040	(0.8%)	20,783	20,618	0.8%

Other Energy Sales	71	71	0.6%	286	287	(0.1%)
Regular Resale	—	—	0.0%	—	25	(100.0%)

Total Regular Sales Billed	17,060	17,955	(5.0%)	76,985	78,947	(2.5%)

Special Sales	1,225	1,337	(8.4%)	5,911	5,863	0.8%

Total Electric Sales	18,285	19,292	(5.2%)	82,896	84,810	(2.3%)

Unbilled Sales	216	717	(69.8%)	(769)	631	(221.8%)

Total Consolidated Electric Sales - Carolinas	18,501	20,009	(7.5%)	82,127	85,441	(3.9%)

Average Number of Customers
Residential	2,043,114	2,036,269	0.3%	2,040,848	2,034,357	0.3%
General Service	335,218	333,403	0.5%	334,531	332,911	0.5%
Industrial (including Textile)	6,872	7,118	(3.5%)	6,958	7,189	(3.2%)

Other Energy Sales	14,262	14,125	1.0%	14,218	14,123	0.7%
Regular Resale	—	—	0.0%	—	—	0.0%

Total Regular Sales	2,399,466	2,390,915	0.4%	2,396,555	2,388,580	0.3%

Special Sales	24	29	(17.2%)	26	31	(16.1%)

Total Avg Number of Customers - Carolinas	2,399,490	2,390,944	0.4%	2,396,581	2,388,611	0.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,110	1,488	(25.4%)	3,063	3,680	(16.8%)
Cooling Degree Days	10	39	(75.2%)	1,776	1,975	(10.1%)

Variance from Normal
Heating Degree Days	(11.7%)	20.6%	n/a	(4.4%)	16.2%	n/a
Cooling Degree Days	(77.5%)	(7.3%)	n/a	19.1%	33.2%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2011

	Quarter Ended December 31,			Year Ended December 31,
	2011	2010	% Inc.(Dec.)	2011	2010	% Inc.(Dec.)

GWH Sales
Residential	3,693	4,030	(8.4%)	18,196	18,784	(3.1%)
General Service	4,131	4,283	(3.5%)	17,985	18,229	(1.3%)
Industrial	3,914	3,920	(0.2%)	15,965	15,982	(0.1%)

Other Energy Sales	48	43	11.6%	168	170	(1.2%)

Total Regular Electric Sales Billed	11,786	12,276	(4.0%)	52,314	53,165	(1.6%)

Special Sales	1,288	1,742	(26.1%)	6,033	7,212	(16.3%)

Total Electric Sales Billed - Midwest	13,074	14,018	(6.7%)	58,347	60,377	(3.4%)

Unbilled Sales	214	204	4.9%	(243)	41	(692.7%)

Total Electric Sales - Midwest	13,288	14,222	(6.6%)	58,104	60,418	(3.8%)

Average Number of Customers
Residential	1,413,008	1,409,141	0.3%	1,409,770	1,407,058	0.2%
General Service	185,344	184,909	0.2%	184,938	184,887	0.0%
Industrial	5,333	5,404	(1.3%)	5,355	5,437	(1.5%)

Other Energy	4,275	4,206	1.6%	4,249	4,179	1.7%

Total Regular Sales	1,607,960	1,603,660	0.3%	1,604,312	1,601,561	0.2%

Special Sales	12	14	(14.3%)	12	15	(20.0%)

Total Avg Number Electric Customers - Midwest	1,607,972	1,603,674	0.3%	1,604,324	1,601,576	0.2%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	1,123	1,570	(28.5%)	3,568	4,035	(11.6%)
Cooling Degree Days	13	16	(18.8%)	1,344	1,492	(9.9%)

Variance from Normal
Heating Degree Days	(20.5%)	12.5%	n/a	(5.6%)	7.4%	n/a
Cooling Degree Days	(43.5%)	(27.3%)	n/a	24.2%	35.5%	n/a

*	Reflects HDD and CDD for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2009

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Goodwill and Other Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,321	$—		$—		$—		$—		$—		$—		$—	$2,321

Commercial Power	500	—		—		—		(413	) D	(60	) B	—		(473)	27

International Energy	409	—		—		(26	) E	(18	) D	—		—		(44)	365

Total reportable segment EBIT	3,230	—		—		(26)		(431)		(60)		—		(517)	2,713

Other	(200)	(25	) A	(26	) F	—		—		—		—		(51)	(251)

Total reportable segment and Other EBIT	$3,030	$(25)		$(26)		$(26)		$(431)		$(60)		$—		$(568)	$2,462

Interest Expense	(745)	—		—		(6)		—		—		—		(6)	(751)
Interest Income and Other	120	—		—		—		—		—		—		—	120
Income Taxes from Continuing Operations	(818)	10		(3)		10		21		22		—		60	(758)
Discontinued Operations, net of taxes	—	—		—		—		—		—		12	C	12	12
Net Income Attributable to Noncontrolling Interests	10	—		—		—		—		—		—		—	10

Net Income (Loss) Attributable to Duke Energy Corporation	$1,577	$(15)		$(29)		$(22)		$(410)		$(38)		$12		$(502)	$1,075

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.22	$(0.01)		$(0.02)		$(0.02)		$(0.32)		$(0.03)		$0.01		$(0.39)	$0.83

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.22	$(0.01)		$(0.02)		$(0.02)		$(0.32)		$(0.03)		$0.01		$(0.39)	$0.83

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $5 million recorded in Operation, maintenance and other and $20 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B - $2 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $58 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C - Recorded in Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D - $413 million recorded in Goodwill and other impairment charges within Operating Expenses and $18 million recorded in Losses on sales and impairments of unconsolidated affiliates within Other income and expenses on the Consolidated Statements of Operations.

E - $30 million recorded in Operations, maintenance and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power - non-regulated, and $2 million recorded as a reduction to Net income (loss) attributable to noncontrolling interests on the Consolidated Statements of Operations.

F - Recorded in Other income and expenses, net on the Consolidated Statement of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,293

Diluted	1,294

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2010

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Asset Sales		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$605	$—		$—		$—		$—		$—		$—	$605

Commercial Power	54	—		—		—		4	B	—		4	58

International Energy	110	—		—		—		—		—		—	110

Total reportable segment EBIT	769	—		—		—		4		—		4	773

Other	(121)	(6	) A	(8	) C	248	D	—		—		234	113

Total reportable segment EBIT and Other EBIT	$648	$(6)		$(8)		$248		$4		$—		$238	$886

Interest Expense	(216)	—		—		—		—		—		—	(216)
Interest Income and Other	4	—		—		—		—		—		—	4
Income Taxes from Continuing Operations	(156)	2		3		(94)		(2)		—		(91)	(247)
Discontinued Operations, net of taxes	—	—		—		—		—		2	E	2	2
Less: Net Income Attributable to Noncontrolling Interests	2	—		—		—		—		—		—	2

Net Income (Loss) Attributable to Duke Energy Corporation	$278	$(4)		$(5)		$154		$2		$2		$149	$427

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.21	$—		$(0.01)		$0.12		$—		$—		$0.11	$0.32

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.21	$—		$(0.01)		$0.12		$—		$—		$0.11	$0.32

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $5 million expense recorded in Depreciation and amortization and $1 million expense recorded in Operation, maintenance and other (all Operating Expenses) on the Consolidated Statements of Operations.

B - $3 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $7 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C - $7 million recorded in Operation, maintenance and other (all Operating Expenses) and $1 million recorded in Property and other taxes on the Consolidated Statements of Operations.

D - $109 million gain on Q-Comm sale recorded in Gains on sales and impairments of unconsolidated affiliates within Other Income and Expense and $139 million gain on DukeNet sale recorded in Gains on sales of Other assets and Other, net on the Consolidated Statements of Operations.

E - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statement of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,326

Diluted	1,327

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2010

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/ Office Consolidation Costs		Goodwill and Other Impairments		Litigation Reserve		Asset Sales		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,966	$—		$—		$—		$—		$—		$—		$—		$—	$2,966

Commercial Power	398	—		—		(660	) E	—		—		33	B	—		(627)	(229)

International Energy	486	—		—				—		—		—		—		—	486

Total reportable segment EBIT	3,850	—		—		(660)		—		—		33		—		(627)	3,223

Other	(278)	(27	) A	(172	) D	—		(26	) F	248	G	—		—		23	(255)

Total reportable segment and Other EBIT	$3,572	$(27)		$(172)		$(660)		$(26)		$248		$33		$—		$(604)	$2,968

Interest Expense	(840)	—		—		—		—		—		—		—		—	(840)
Interest Income and Other	82	—		—		—		—		—		—		—		—	82
Income Taxes from Continuing Operations	(929)	10		67		58		10		(94)		(12)		—		39	(890)
Discontinued Operations, net of taxes	—	—		—		—		—		—		—		3	C	3	3
Less: Net Income Attributable to Noncontrolling Interests	3	—		—		—		—		—		—		—		—	3

Net Income (Loss) Attributable to Duke Energy Corporation	$1,882	$(17)		$(105)		$(602)		$(16)		$154		$21		$3		$(562)	$1,320

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.43	$(0.01)		$(0.08)		$(0.46)		$(0.01)		$0.12		$0.01		$—		$(0.43)	$1.00

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.43	$(0.01)		$(0.08)		$(0.46)		$(0.01)		$0.12		$0.01		$—		$(0.43)	$1.00

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $23 million recorded in Depreciation and amortization and $4 million recorded in Operation, maintenance and other (all Operating Expenses) on the Consolidated Statements of Operations.

B - $6 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $27 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D - $164 million recorded in Operation, maintenance and other (all Operating Expenses) and $8 million recorded in Property and other taxes on the Consolidated Statements of Operations.

E - Recorded in Goodwill and other impairment charges on the Consolidated Statements of Operations.

F - Recorded in Operation, maintenance and other (all Operating Expenses) on the Consolidated Statements of Operations.

G - $109 million gain on Q-Comm sale recorded in Gains on sales and impairments of unconsolidated affiliates within Other Income and Expense and $139 million gain on DukeNet sale recorded in Gains on sales of Other assets and Other, net on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,318

Diluted	1,319

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2011

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark-to- Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$552	$—		$—		$—	$552

Commercial Power	6	—		2	B	2	8

International Energy	152	—		—		—	152

Total reportable segment EBIT	710	—		2		2	712

Other	(46)	(39	) A	—		(39)	(85)

Total reportable segment and Other EBIT	$664	$(39)		$2		$(37)	$627

Interest Expense	(224)	—		—		—	(224)
Interest Income and Other	6	—		—		—	6
Income Taxes from Continuing Operations	(129)	11		(1)		10	(119)
Less: Net Income Attributable to Non-controlling Interests	2	—		—		—	2

Net Income (Loss) Attributable to Duke Energy Corporation	$315	$(28)		$1		$(27)	$288

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.24	$(0.02)		$—		$(0.02)	$0.22

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.24	$(0.02)		$—		$(0.02)	$0.22

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B - Recorded within Non-regulated electric, natural gas, and other (Operating Revenues) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,334

Diluted	1,335

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2011

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Edwardsport Impairment		Emission Allowances Impairment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,826	$—		$(222	) C	$—		$—		$—		$(222)	$2,604

Commercial Power	305	—		—		(79	) C	(1	) B	—		(80)	225

International Energy	679	—		—		—		—		—		—	679

Total reportable segment EBIT	3,810	—		(222)		(79)		(1)		—		(302)	3,508

Other	(193)	(68	) A			—		—		—		(68)	(261)

Total reportable segment and Other EBIT	$3,617	$(68)		$(222)		$(79)		$(1)		$—		$(370)	$3,247

Interest Expense	(859)	—		—		—		—		—		—	(859)
Interest Income and Other	77	—		—		—		—		—		—	77
Income Taxes	(884)	17		87		28		—		—		132	(752)
Discontinued Operations, net of taxes	—	—		—		—		—		1	D	1	1
Less: Net Income Attributable to Noncontrolling Interests	8	—		—		—		—		—		—	8

Net Income (Loss) Attributable to Duke Energy Corporation	$1,943	$(51)		$(135)		$(51)		$(1)		$1		$(237)	$1,706

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.46	$(0.04)		$(0.10)		$(0.04)		$—		$—		$(0.18)	$1.28

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.46	$(0.04)		$(0.10)		$(0.04)		$—		$—		$(0.18)	$1.28

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - Recorded in Operation, maintenance and other (Operating Expenses) on the Condensed Consolidated Statements of Operations.

B - $2 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $3 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C - Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

D - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,332

Diluted	1,333

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.